Exhibit 7.8

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that a single joint Schedule 13D and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Liberty Oilfield Services Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13D.

Dated: January 26, 2018

RIVERSTONE/CARLYLE ENERGY PARTNERS IV, L.P.

By:	R/C Energy GP IV, LLC, its general partner

By:	/s/ Thomas Walker
Name:	Thomas Walker
Title:	Authorized Person

R/C ENERGY IV DIRECT PARTNERSHIP, L.P.

By:	Riverstone/Carlyle Energy Partners IV, L.P., its general partner

By:	R/C Energy GP IV, LLC, its general partner

By:	/s/ Thomas Walker
Name:	Thomas Walker
Title:	Authorized Person

R/C IV LIBERTY HOLDINGS, L.P.

By:	Riverstone/Carlyle Energy Partners IV, L.P., its general partner

By:	R/C Energy GP IV, LLC, its general partner

By:	/s/ Thomas Walker
Name:	Thomas Walker
Title:	Authorized Person

R/C ENERGY GP IV, LLC

By:	/s/ Thomas Walker
Name:	Thomas Walker
Title:	Authorized Person

Schedule 13D — Exhibit 7.8